Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS Agreement made as of the 5th day of September, 2007

BETWEEN:	GLOBAL BIODIESEL LTD., a corporation duly constituted under the laws of the state of Nevada, USA, and having an office at 1, place Ville Marie, suite 2818, Montreal (Quebec), H3B 4R4

(Hereinafter “Global”)	OF THE FIRST PART

AND:	JOHANN LOEWEN, residing at 405 Front ST, Cambridge, Ontario, N3H 2C5

AND:	HAN SWOONG NG, residing at 20 Futura Ave. Richmond Hill, Ontario, L4S 1V2

AND:	ABRAHAM DYCK, residing at 1B Maple Ave West Beeton, Ontario, L0G 1A0

(Hereinafter “Shareholders”)

OF THE SECOND PART

AND:	METHES ENGERGIES INC., a corporation duly formed under the laws of the Province of Ontario, with its head office located at 19-4090 Ridgeway Drive, Mississauga, Ontario, L5L 5X5

(Hereinafter “Methes”)

OF THE THIRD PART

WHEREAS:

A.
The Shareholders hold a total of Five Million (5,000,000) shares of common stock (the “Methes  Shares”) of Methes Energies Inc. (“METHES”), a corporation duly constituted under the laws of the province of Ontario;

B.
Global wishes to purchase from the Shareholders and the Shareholders wish to sell to Global, the Methes Shares in exchange for an equal number of shares of common stock of Global, (the “Global Shares”) subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the covenants, representations and warranties set forth herein and as such other further consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             DEFINITIONS

A.            "Affiliate", with respect to any Person, shall mean at the time in question, any other Person controlling, controlled by or under common control with such Person.

B.             "Contracts" shall mean all contracts, agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

C.             "Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of the relevant Person.

D.            "Permits" shall mean all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign laws and governmental or regulatory bodies.

E.             "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body or other entity.

2.             PURPOSE

On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, the Shareholders agree to exchange with Global a total of Five Million (5,000,000) common shares of Methes no par value per share (the "Methes Shares") Five Million (5,000,000) shares of Global common stock, $0.001 par value (the "Global Shares”).

3.             REPRESENTATIONS AND WARRANTIES OF GLOBAL

Global hereby represents and warrants to the Shareholders that:

A.            Organization.     Global is a corporation duly organized, validly existing and in good standing, under the laws of the State of Nevada with all requisite power and authority to enter into, and perform its obligations under this Agreement.  Global is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B.            Authority.     This Agreement has been duly executed and delivered by Global and constitutes a valid and binding agreement of Global enforceable against Global in accordance with its terms.  The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Global is a party or to which the Global Shares are subject.

C.           Capitalization.  Schedule 3.C sets forth the authorized capitalization of Global.  All of the outstanding shares of common stock of Global are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.

D.            Certificates of Incorporation and Bylaws.  Global has heretofore delivered to the Shareholders true, correct and complete copies of the Certificates or Articles of Incorporation (certified by the Secretary of State of the State of Nevada) and Bylaws of Global.  The minute book of Global accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders and all actions taken at all meetings and consents in lieu of meetings of its board of directors.

E.            Consents and Approvals.  Except as described below in this subsection 4.E, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require Global to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

F.            Legal Status.   The Global Shares are, or upon issuance shall be genuine, validity issued and outstanding, fully paid and non-assessable and are not issued in violation of the pre-emptive rights of any person or of any agreement by which the Global is bound.

G.            Title.   Global will transfer the Global Shares to the Shareholders with good title and no encumbrances or liens thereon.  The Global Shares shall have a restrictive legend restricting the transfer thereof in compliance with the United States federal securities laws.

The Global Shares shall be endorsed thereon with a legend to the following effect and may also be affixed with the required restrictive legends to comply with Canadian securities laws:

“THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED ONLY (i) TO THE COMPANY, (ii) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT, (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT, OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED, PRIOR TO ANY SUCH SALE, TRANSFER OR ASSIGNMENT, THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.”

F.            Transfer. Global agrees further to defend, on behalf of the Shareholders and their respective successors, heirs and assigns, as the case may be, the title to the Global Shares.

4.             REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND METHES

The Shareholders and METHES represent and warrant to Global that:

A.            Organization.     METHES is a corporation duly organized, validly existing and in good standing, under the laws of the Province of Ontario with all requisite power and authority to enter into, and perform the obligations under this Agreement.  METHES is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B.            Authority.     This Agreement has been duly executed and delivered by each of the Shareholders of METHES who is a party to this Agreement and constitutes a valid and binding agreement of each of them enforceable against them in accordance with its terms.  The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which any Shareholder is a party or to which the METHES Shares are subject.

C.            Capitalization.  Schedule 4.C sets forth the authorized capitalization of METHES.  All of the METHES Shares are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights

D.            Certificates of Incorporation and Bylaws.  The Shareholders have heretofore delivered to Global true, correct and complete copies of the Certificates or Articles of Incorporation (certified by the Province of Ontario) and Bylaws of METHES. The minute book of METHES accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders and all actions taken at all meetings and consents in lieu of meetings of its board of directors.

E.             Consents and Approvals.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require the Shareholders nor METHES to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

F.             Legal Status.   The METHES Shares are genuine, validity issued and outstanding, fully paid and non-assessable and are not issued in violation of the pre-emptive rights of any person or of any agreement by which any of the Shareholders or METHES is bound.

G.            Title.   Upon delivery to Escrow, the METHES Shares shall be delivered with good title and no encumbrances thereon.  The METHES Shares shall have a restrictive legend restricting the transfer thereof in compliance with the Ontario securities laws.

E.             Transfer. The Shareholders and METHES agree further to defend, on behalf of Global and its successors and assigns, the title to the METHES Shares.

5.   COVENANTS AND AGREEMENTS.

A.            Conduct of Business in the Ordinary Course.  From the date hereof through the Closing Date, METHES shall, and the Shareholders shall cause METHES to, conduct the business of METHES in a reasonably prudent and professional manner.

B.            Permits and Services.  From the date hereof through the Closing Date, METHES shall use, and the Shareholders shall cause METHES to use, its best efforts to preserve any Permits in full force and effect and to keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

C.            Litigation.  From the date hereof through the Closing Date, the Shareholders shall notify Global promptly of any actions or proceedings that are threatened again METHES or against  any officer, director, employee, properties or assets of METHES.

D.   Due Diligence.  Prior to the Closing Date, Global shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, properties, business and operations of METHES and such examination of the books, records, tax returns, results of operations and financial condition of METHES as Global wishes.

E.   Acquisition Proposals.  From the date hereof through the Closing Date, neither any of the Shareholders, nor METHES, nor any of the officers, directors, employees, representatives or agents of METHES, shall, directly or indirectly, solicit, initiate or participate in any way in discussion or negotiations with, or provide any information or assistance to, or enter into any contract with any person or entity or group of persons or entities (other than Global) concerning any merger, consolidation, liquidation, dissolution, or disposition of assets of METHES or any transfer of any of the outstanding securities of METHES (other than the pursuant to the transactions contemplated by this Agreement) (each an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.  The Shareholders and/or METHES shall promptly communicate to Global the terms of any Acquisition Proposal, which he or any such other Person may receive.

F.             Further Assurances.  Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provision hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

6.   CONDITIONS PRECEDENT TO THE OBLIGATION OF GLOBAL TO CLOSE.

The obligation of Global to enter into and complete the Closing is subject, at Global's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may waived by it, to the extent permitted by law.

A.            Representations and Covenants.  The representations and warranties of the Shareholders and METHES contained in this Agreement shall be true and correct on and as of the Closing Date and all subsequent closing dates with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period.  The Shareholders and METHES shall have preformed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and/or METHES on or prior to the Closing Date.  The Shareholders and METHES shall have delivered to Global a certificate of the Shareholders and METHES, dated the Closing Date, and signed by the Shareholders and an officer of METHES to the foregoing effect.

B.            Third Party Consents.  All consents, Permits, and approvals from parties to Contracts with METHES or the Shareholders that may be required in connection with the performance by the Shareholders of METHES of their respective obligations under this Agreement or the continuance of such Contracts with the Shareholders or METHES in full and effect after the Closing shall have been obtained.

C.            Lack of Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or those have or could have a Material Adverse Effect on METHES.

D.            No Change in Capitalization.  On the Closing Date, the capitalization of METHES shall be as represented in Schedule 4.C.

E.             Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by METHES or the Shareholders, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to Global in writing which, individually or in the aggregate, could have a material adverse effect on Methes or a material adverse effect on the ability of Methes to perform any of its obligations pursuant to this Agreement.

F.             Financial Statements.

(a)
METHES unaudited financial statements as appended hereto as Schedule 6.F(a) for the years ended November 30th 2006 and November 30th 2005  as filed are true, correct and complete in all material respects and fairly present the financial condition of METHES and the results of its operations for the periods then ended and were prepared in conformity with generally accepted accounting principles applied on a consistent basis;

(b)
METHES has, or will have prior to the Closing Date, provided to Global, as appended hereto as Schedule 6.F(b) the prepared by management  financial statements of METHES, for the period ended August 31st 2007 (together with the Financial Statements as represented in 6.F(a) above, the “METHES Financial Statements”).  The METHES Financial Statements shall be true, correct and complete in all material respects and fairly present the financial condition of METHES and the results of its operations for the period then ended and shall be prepared in conformity with generally accepted accounting principles applied on a consistent basis.

G             Undisclosed Liabilities.   Except for the debt as disclosed on the Schedule 6.G appended hereto  METHES was not subject to, and since the date of this Agreement METHES has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which has not been disclosed to Global prior to Closing. Any such undisclosed liabilities shall be the responsibilities of the shareholders.

H.            Compliance with Laws.  To the best of METHES’ knowledge, METHES is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on METHES and METHES has not received written notice that any violation is being alleged.

I.      Actions and Proceedings.  Except as may be reflected or included on METHES Financial Statements, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving METHES.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of METHES threatened against or involving METHES.

J. Contracts.
(a)           METHES at the Closing shall not be a party to any:
(i)	contracts with any current or former officer, director, employee, consultant, agent or other representative other than those disclosed on Schedule 6.J appended hereto;

(ii)
contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety days’ or more notice;

(iii)	contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;
(iv)
contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)	contracts relating to the acquisition by METHES of any operating business of, or the disposition of any operating business by, any other person;
(vi)	executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;
(vii)	joint venture contracts or agreements;
(viii)	contracts under which METHES agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $10,000, or to share tax liability of any party;
(ix)
contracts containing covenants of METHES not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with  METHES in any line of business or in any geographical area;

(x)	contracts relating to the making of any loan by METHES;
(xi)
contracts relating to the borrowing of money by METHES or the direct or indirect guarantee by METHES of any obligation for, or an agreement by METHES to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation,

(1)	any contract with respect to lines of credit;

(2)	any contract to advance or supply funds to any other person other than in the ordinary course of business;
(3)	any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;
(4)	any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or
(5)	any guarantee with respect to any lease or other similar periodic payments to be made by any other person;
(xii)	contracts for or relating to computers, computer equipment, computer software or computer services; or
(xiii)	any other material contract whether or not made in the ordinary course of business.
(xiv)	any promise of sale at a certain price or discount on equipment/ franchise or any other future commitment.

K. Operations of METHES.  Except as contemplated by this Agreement, since the date of the METHES Financial Statements, METHES has not:
(a)
amended its Certificate or Articles of Incorporation or By-laws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)
issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)
incurred any indebtedness for borrowed money or incurred or assumed any other liability in excess of $10,000 in any one case (or, in the aggregate, in the case of any related series of occurrences) or $30,000 in the aggregate;

(d)	declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;
(e)	made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;
(f)
made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(g)	entered into any lease (as lessor or lessee) under which METHES is obligated to make or would receive payments in any one year of $10,000 or more;
(h)	granted or suffered any lien on any of its assets or properties;
(i)	made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;
(j)	paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business; or
(k)	entered into any other contract or other transaction that materially increases the liabilities of METHES.

K.            Absence of Certain Changes.  Since the date of the METHES Financial Statements, there has been no event, change or development which could have a material adverse effect on METHES.

L.            Cooperation.  The Shareholders and METHES shall have provided Global or its representatives with any other certificates or other documents related to this Agreement or the business and operations of METHES or in connection with the Closing that Global may request and shall otherwise have cooperated in Global's examination of the business and operations of METHES.  The Shareholders shall assure that Global has full and complete disclosure of all of the affairs of METHES as at the date of the Closing and there will be no other items, events, loans, agreements or transactions of any nature that are not disclosed in the schedules to this Agreement or to Global with a signed acknowledgment by Global of disclosure of same.

M.           Appointment of Representative to the Board of Directors of METHES.  METHES, at or prior to the Closing, shall appoint or cause to have appointed two representatives from Global to METHES’s board of directors.

N.           Signatories.  METHES, at or prior to receiving any funds from the Offering, shall execute all bank documents and authorizations necessary so that the expenditure of any of its funds shall require the signature of one officer of METHES and one officer or designee of Global.  In the event that this Agreement terminates pursuant to Subsection 3.C, then upon the repayment of all amounts deemed to be a loan to Global under Subsection 3.C, and all accrued interest thereon, Global shall remove its officer or designee from all bank accounts of METHES.

7.   CONDITIONS PRECEDENT TO THE OBLIGATION OF SHAREHOLDERS AND METHES TO CLOSE.

The obligation of the Shareholders and METHES to enter into and complete the Closing is subject, at the option of the Shareholders and METHES, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may waived by them, to the extent permitted by law.

A.            Representations and Covenants. The representations and warranties of Global contained in this Agreement shall be true and correct on and as of the Closing Date and all subsequent closing dates with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period.  Global shall have preformed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Global on or prior to the Closing Date.  Global shall have delivered to the Shareholders and METHES a certificate of Global, dated the Closing Date, and signed by an appropriate officer of Global to the foregoing effect.

B.            Third Party Consents.  All consents, Permits, and approvals from parties to Contracts with Global that may be required in connection with the performance by Global of its obligations under this Agreement or the continuance of such Contracts with Global in full force and effect after the Closing shall have been obtained.

C.            Lack of Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that have or could have a Material Adverse Effect on Global.

D.            Cooperation.  Global shall have provided the Shareholders and METHES or its representatives with any other certificates or other documents related to this Agreement or the business and operations of Global or in connection with the Closing that the Shareholders or METHES may request and shall otherwise have cooperated in the Shareholder's  or METHES’s examination of the business and operations of Global.

8.             SHAREHOLDERS' AGREEMENT NOT TO COMPETE

A.            In the case of the Shareholders that are individuals, each of such Shareholders agrees that he will not, for the period from the date of execution hereof until the earlier of Five (5) years from such date of execution or the closing date, without the written permission of Global, directly or indirectly, undertake any of the actions described below in this subparagraph 8.A, the  Shareholders shall not undertake any of the following:

(1) Make any statement or perform any act intended to advance an interest of any existing or prospective competitor of METHES or Global that may injure an interest of METHES or Global in its relationship and dealings with existing or potential customers or clients, or solicit or encourage any employee of METHES or Global to do any act that is inconsistent with METHES's or Global's interests or in violation of any provision of this Agreement; and

(2) Within the geographical area of North America or any other geographical area whereby Methes or Global is doing business, directly or indirectly, either as an individual or as a partner or joint venturer or as an employee, principal, consultant, agent, officer, director, or as a sales representative for any person, firm, association, organisation, syndicate, company or corporation, or in any manner whatsoever, carry on, be engaged in, concerned with, interested in, advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed in a business which is the same as, or directly competitive with, the business of METHES, including, but without limiting, any business relating to the development, production, sales or marketing of Biodiesel that are contained in METHES’s business plan or annual plan as constituted at the time of such termination or expiration.

B.           Each Shareholder agrees that during the applicable period of time described in subparagraph 8.A above, he will not, in any manner that will result in the detriment to METHES, disclose or reveal to any Person any trade secret, or other confidential information relating to METHES or to any of the businesses operated by METHES, including without limitation, any customer lists, unless readily ascertainable from public or published information or trade sources, and each Shareholder confirms that such information constitutes the exclusive property of METHES.

C.           Where, during the applicable period described in subparagraph 8.A above, any Shareholder has participated in the providing of services or the sale of products to an existing client or customer of METHES, or participated in discussions or negotiations with representatives of an existing client or customer with regard to future services or products which may or may not be provided or sold by METHES, or participated in the preparation of proposals, whether formal or informal, relating to such services or products, such Shareholder agrees that he will not make any statement or do any act intended to cause such existing client or customer to make use of the services or purchase the products of any competitive business.

D.           In addition to any other remedies, at law or otherwise, that Global or METHES may have against any Shareholder generally for the breach of this Agreement, METHES and Global or either of them is entitled to an injunction to be issued by any court of competent jurisdiction, enjoining and restraining such Shareholder from committing any violation of this Section 8.  The Shareholders and Global acknowledge that any damage caused by reason of the breach of any of the agreements contained is this Section 8 could not be adequately compensated for in monetary damages, and therefore each Shareholder agrees that METHES and Global or either of them shall be entitled to specific performance of this Section 8.

It is the intent and desire of the parties to this Agreement that the provisions of this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular portion of this Section 8 shall be adjudicated to be invalid or unenforceable, this Section 8 shall be amended to delete therefrom the portion thus adjudicated to be invalid and unenforceable, such deletion to apply only with respect to the operation of this Section 9 in the particular jurisdiction in which such adjudication is made.

9.             MISCELLANEOUS.

A.            Notices.   Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

To the Shareholders:

19 – 4090 Ridgeway Drive,
Mississauga, Ontario L5L 5X5
Telephone:  905 828 2700
Facsimile: 866 276 9589
E-mail: nng@methes.com

With a copy to: John Loewen

And to:

Global:
Michel G. Laporte
1 Place Ville Marie suite 2818
Montreal, Quebec
H3B 4R4
Telephone:  514-845-0084
Facsimile: 514-845-0883
E-mail: mlaporte@new-shore.com

Or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt by the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

B.            Severability.   If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or enforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal and unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

C.            Assignment.   Neither party may assign this Agreement without the express written consent of the other party, however, any such assignment shall be binding on and inure to the benefit of such successor, or, in the event of death or incapacity, on their heirs, executors, administrators and successors of any party.

D.            Attorney's Fees.   If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, any successful or prevailing party will be entitled to recover reasonable attorney's fees (including fees for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

E.             No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, except  however that each of the individual Shareholders may assign his or rights hereunder without the approval or consent of any other party.

F.             Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

G.            Further Assurances.   At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the subject shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

H.            Broker's and Finders' Fee.  The Shareholders, METHES and Global warrant that neither has incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other shall have responsibility.  Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring the same.

I.             Amendment or Waiver.   Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the consummation of the transactions contemplated hereunder, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

J.             Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

K.   Applicable Law and Attornment.  This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada and the parties hereto irrevocably attorn to the Non-exclusive jurisdiction of the courts of the State of Nevada.

Mandatory Arbitration.  (a) Any controversy or claim between or among the parties including but not limited to those arising out of or relating to this Agreement or any related agreements (“Subject Documents”), including any claim based on or arising from an alleged tort, shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”).  All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this Section 9.K (a).  Judgment upon the award rendered may be entered in any court having jurisdiction.

(b) Judicial Reference.  If the controversy or claim is not submitted to arbitration as provided and limited in Section.9.K(a), but becomes the subject of a judicial action, any party may elect to have all decisions of Methes and law determined by a reference in accordance with applicable state law.  If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings.  The referee, or presiding referee of the panel, shall be an active attorney or retired judge.  Judgment upon the award rendered shall be entered in the court on which such proceeding was commenced.

INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and the year first above written.

GLOBAL BIODIESEL LTD.,
a Nevada Corporation

By:	/s/ Michel Laporte
Name:	Michel Laporte
Title:	President

METHES ENERGIES INC.,
An Ontario corporation

By:	/s/ John Loewen
Name:	John Loewen
Title:	President

SHAREHOLDERS

By:	/s/ John Loewen
Name:	John Loewen

By:	/s/ Han Swoong Ng
Name:	HAN SWOONG NG

By:	/s/ Abraham Dyck
Name:	ABRAHAM DYCK